 FORM 8-K, EXHIBIT B, REGISTRANT'S CONFIRMATION ORDER DATED NOVEMBER 15, 1995




                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


---------------------------------------
In re                                      Chapter 11

THE COLUMBIA GAS SYSTEM, INC.,             Case No. 91-803(HSB)

                          Debtor.
---------------------------------------



                       ORDER CONFIRMING THE THIRD AMENDED
                         PLAN OF REORGANIZATION OF THE
                 COLUMBIA GAS SYSTEM, INC. DATED JULY 27, 1995



                 The Columbia Gas System, Inc. ("Columbia"), debtor and

debtor-in-possession, having filed the Third Amended Plan of Reorganization of

The Columbia Gas System, Inc. dated July 27, 1995 (the "Plan") in accordance with Section 1121 of Title 11 of the United States Code (the "Bankruptcy

Code"), 11 U.S.C. Section 1121; and Columbia having filed its Disclosure

Statement for the Plan pursuant to Section 1125 of the Bankruptcy Code (the

"Disclosure Statement"); and hearings having been held before this Court on

July 18, 1995 and July 27, 1995 (collectively, the "Hearing") to consider the adequacy of the Disclosure Statement and the amendments and revisions thereto set forth on the record at the Hearing; and the Court by Order dated July 27,

1995 having approved the Disclosure Statement as modified to comport with the record of the Hearing, the rulings of the Court and agreements reached with parties that objected to the Disclosure Statement (the "Disclosure Statement

Order"); and the Court having entered an Order dated July 27, 1995 (the

"Confirmation Procedures Order") establishing and approving, inter alia, procedures for the solicitation and tabulation of votes to accept or reject the Plan, setting deadlines for objecting to confirmation and setting

November 13, 1995 at 10:00 a.m. as the date and time for the commencement of the hearing pursuant to Section 1129 of the Bankruptcy Code, 11 U.S.C. Section

1129, to consider confirmation of the Plan; and the Court having approved by order dated October 10, 1995, the form of Class 7 Notice(1) and other material to be transmitted to the holders of Class 7 Claims (the "Class 7 Procedures

Order"); and the Disclosure Statement (with a copy of the Plan annexed thereto as Exhibit 1), the Disclosure Statement Order, the report on the Plan dated

August 25, 1995 issued by the Securities and Exchange Commission (the "SEC

Report"), a Ballot or Non-Voting Status Notice, as appropriate, and related material having been transmitted to all known holders of Claims and/or

Interests in accordance with the Confirmation Procedures Order and the Class 7

Procedures Order; and the solicitation of acceptances from holders of Claims and/or Interests entitled to vote on the Plan having been made within the time and in the manner required by the Confirmation Procedures Order; and Ballots indicating acceptance or rejection of the Plan by holders of Claims and/or

Interests having been received and tallied by Poorman-Douglas (the "Balloting

Agent"), the






--------------------

1 All capitalized terms not otherwise defined herein have the meanings set forth in the Plan or, to the extent not inconsistent therewith, in the Confirmation Procedures
     Order.

Court-authorized balloting agent; and affidavits of publication having been filed with the Court verifying that the Confirmation Procedures Notice was published in accordance with the provisions of the Confirmation Procedures

Order (collectively, the "Publication Affidavits"); and affidavits of service having been filed with respect to the mailing of the Confirmation Procedures

Notice to those parties-in-interest having requested notice pursuant to Rule

2002 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and

with respect to the transmittal of the Class 7 Notice and related material in accordance with the Class 7 Procedures Order (the "Mailing Affidavits"); and

objections to confirmation of the Plan having been filed by (i) the Wain Family

Trust, (ii) Gerson Werner and Harry Lewis, named plaintiffs in the Derivative

Action (the "Werner Lewis Objection") and (iii) the United States of America on

behalf of the Internal Revenue Service (the "IRS Objection") (collectively, the

"Confirmation Objections"); and it appearing that the IRS Objection and the

Werner Lewis Objection have been withdrawn; and hearings having been held from

November 13, 1995 through November 15, 1995 with respect to the Court's consideration of (i) confirmation of the Plan, (ii) the Confirmation Objections not previously withdrawn or settled, (iii) Columbia's proposed settlement of

(a) the Class Action (the "Class Action Settlement") and (b) the Intercompany

Claims Litigation, and (iv) the Columbia Omnibus Settlement and other settlements
embodied in the Plan (the "Confirmation Hearing"); and upon the entire record of the Reorganization Case, including, without limitation, the record made at the Confirmation Hearing; and the Court having reviewed, inter alia, the Plan,

the Disclosure Statement, the Plan Vote Certification (as defined below), the

Publication Affidavits, the Mailing Affidavits, the Debtor's Memorandum of Law

In Support of Confirmation of Its Third Amended Plan of Reorganization (the

"Confirmation Memorandum"), and all Confirmation Objections and responses to,

and statements and comments regarding confirmation of the Plan; and the Court having taken judicial notice of the transcript of the trial on the Intercompany

Claims and the proposed findings of fact and conclusions of law submitted by the parties after the conclusion of the trial; and after due deliberation, the

Court makes the following findings of fact and conclusions of law:(2)


                 FINDINGS OF FACT AND CONCLUSIONS OF LAW:

                 a.       The Court has jurisdiction over the Reorganization

Case pursuant to 28 U.S.C Section Section 1334(a) and 157(1).  Venue of these proceedings and the Reorganization





-------------------

2 This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact when necessary and appropriate.

Case in this district is proper pursuant to 28 U.S.C. Section Section 1408 and

1409.

                 b.       By order dated September 29, 1995, the District

Court, inter alia, confirmed that this Court has jurisdiction to (i) confirm the Plan and the TCO Plan in all respects including, without limitation, the settlement of the Intercompany Claims Litigation, (ii) review the settlement of the Intercompany Claims Litigation in conjunction with the Court's hearings to consider confirmation of the Plan and the TCO Plan, to the extent judicial review of such settlement is required, (iii) approve the settlement of the

Intercompany Claims Litigation, and (iv) authorize the release of the

Intercompany Claims as provided for in the TCO Plan.


                 COMPLIANCE WITH CHAPTER 11 REQUIREMENTS

                 c.       Due, sufficient and adequate notice of the Plan, the

Confirmation Hearing, the Class Action Settlement, the settlement of the

Intercompany Claims Litigation, the Columbia Omnibus Settlement and the other settlements and compromises embodied in the Plan, and the deadlines for voting and filing Confirmation Objections has been given to all known holders of

Claims and/or Interests and other parties-in-interest in accordance with the

Confirmation Procedures Order and the Class 7 Procedures Order.

                 d.       The solicitation by Columbia of votes for accepting

or rejecting the Plan was conducted in good faith and complied with Sections

1125 and 1126 of the Bankruptcy

Code, Bankruptcy Rules 3017 and 3018, the Confirmation Procedures Order, all

other applicable provisions of the Bankruptcy Code and all other applicable laws, rules and regulations.

                 e.       The procedures by which the Ballots were distributed

to holders of Claims against and/or Interests in Columbia and tabulated were fair, properly conducted and in accordance with the Bankruptcy Code, the

Bankruptcy Rules, the local rules of this Court, the Confirmation Procedures

Order and all other applicable laws, rules and regulations.

                 f.       As evidenced by the Declaration of Edward L. Erb

dated November 7, 1995 certifying the method and results of the ballot tabulation for the Voting Classes (the "Plan Vote Certification"): (i)  at

least two-thirds in amount and more than one-half in number of holders of

Borrowed Money Claims in Class 3.2 that voted on the Plan accepted the Plan without including the vote of insiders; and (ii) at least two-thirds in amount of the aggregate number of shares of Common Stock held by holders of Class 8

Interests that voted on the Plan accepted the Plan without including the votes of insiders.

                 g.       Classes 1, 2, 3.1, 4, 5, 6.1, 6.2, 6.3 and 7 are not

impaired under the Plan and, therefore, such Classes are deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

                 h.       As required by Section 1129(a)(1) of the Bankruptcy

Code, the Plan complies with all applicable provisions of the Bankruptcy Code.

                 i.       As required by and in compliance with Sections

1123(a)(1),(2) and (3) of the Bankruptcy Code, the Plan identifies the Classes of Claims against Columbia that are not impaired under the Plan, the Classes of

Claims against and Interests in Columbia that are impaired under the Plan, and specifies the treatment of Allowed Claims and Interests in each such Class.

                 j.       Consistent with Section 1123(a)(4) of the Bankruptcy

Code, the Plan provides the same treatment for each Allowed Claim or Interest in a particular Class, except in instances where the holder of a particular

Allowed Claim or Interest has agreed to less favorable treatment of its Allowed

Claim or Interest.

                 k.       The classification of Claims against and Interests in

Columbia under the Plan is reasonable, not discriminatory and consistent with

Section 1122(a) of the Bankruptcy Code in that each Claim against or Interest in Columbia has been placed in a particular Class only if such Claim or

Interest is substantially similar to the other Claims or Interests in such

Class.  Further, such classification is proper under Section 1122(a) because such Claims and Interests have differing rights among each other and against the assets of Columbia or differing interests in Columbia.  Additionally, in accordance with Section 1122(b)
of the Bankruptcy Code, the Plan as modified by this Confirmation Order provides for a Class of Borrowed Money Claims the members of which are those beneficial owners of such Claims that together with their affiliates hold

Borrowed Money Claims in the aggregate principal amount of $20,000 or less, as of the (i) Ledger Closing Date, or (ii) as of the Record Date, to the extent not duplicative of the Claims in (i) above.  This Class is reasonable and necessary for administrative convenience.

                 l.       As required by Section 1123(a)(5) of the Bankruptcy

Code, the Plan provides adequate means for its execution and implementation including, inter alia, (i) the vesting in Reorganized Columbia of all property of the Estate and any property and assets acquired by Columbia or Reorganized

Columbia under the Plan, (ii) the cancellation of each of the Borrowed Money

Instruments, the $500 Million Credit Agreement, the $750 Million Credit

Agreement, the 1961 Indenture, the Rate Swap Agreement, the Commercial Paper

Master Note for the Commercial Paper and the LESOP Indenture, and the issuance by Reorganized Columbia of New Indenture Securities and shares of New Preferred

Stock and DECS, and (iii) the adoption by Reorganized Columbia of an Amended and Restated Certificate of Incorporation, and the filing of the Amended and

Restated Certificate of Incorporation and certificates of designation with respect to the New Preferred Stock and the DECS pursuant to Section IV.A of the

Plan, and (iv) entry by Reorganized Columbia into one or more banking facilities as described at the Confirmation Hearing in amounts sufficient to fund Reorganized Columbia's cash needs under the Plan and to provide ongoing working capital.

                 m.       As required by Section 1123(a)(6) of the Bankruptcy

Code, the Plan provides for the inclusion in the Amended and Restated

Certificate of Incorporation of Reorganized Columbia of a provision prohibiting the issuance of non-voting equity securities.

                 n.       As required by Section 1123(a)(7) of the Bankruptcy

Code, the selection of directors and officers who will serve in such capacities upon the Effective Date is in a manner consistent with the interests of holders of Claims and Interests and public policy.  The Plan provides that subject to changes in the ordinary course of business, the initial directors and officers of Reorganized Columbia shall be the same individuals who were serving in those capacities as of July 27, 1995.

                 o.       As required by Section 1123(b) of the Bankruptcy

Code, the Plan (i) impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and (ii) provides for the assumption, rejection or other disposition of each of Columbia's executory contracts which had not been expressly assumed or rejected pursuant to Section 365 of the Bankruptcy Code by prior order of the Court as of the Confirmation Hearing.

                 p.       As required by Section 1123(b)(3), the Plan provides

for either (i) the settlement or adjustment, or (ii) the retention and enforcement by Reorganized Columbia, of any claims, demands, rights and causes of action that Columbia or the Estate may hold against any Person.

                 q.       As required by Section 1129(a)(2) of the Bankruptcy

Code, Columbia has complied with all applicable provisions of title 11 including the disclosure and solicitation requirements of Sections 1125 and

1126 of the Bankruptcy Code.  Columbia transmitted solicitation materials including Ballots to its Creditors and Stockholders entitled to vote on the

Plan only after the Court approved the Disclosure Statement as containing adequate information and in compliance with the requirements of the

Confirmation Procedures Order.

                 r.       As required by Section 1129(a)(3) of the Bankruptcy

Code, the Plan has been proposed in good faith, for the valid business purpose of resolving disputes and restructuring or paying in full substantial obligations of Columbia, and has not been proposed by any means forbidden by law.

                 s.       As required by Section 1129(a)(4) of the Bankruptcy

Code, any payment made or to be made by Columbia for professional services or for costs and expenses in connection with the Plan or incident to the

Reorganization

Case, has been disclosed to and approved by, or is subject to the approval of,

this Court as being reasonable.



                 t.       As required by Section 1129(a)(5) of the Bankruptcy

Code, Columbia has disclosed the identity and affiliations of the individuals who are proposed to serve after confirmation of the Plan as directors and executive officers of Reorganized Columbia.  The continuance of such individuals in such offices, subject to changes in the normal course, is consistent with the interests of the holders of Claims against and Interests in

Columbia and with public policy.  In addition, Columbia has disclosed the identity of any insider presently known to it who will be employed or retained by Reorganized Columbia, and the nature of any compensation to be paid to such insider.

                 u.       Section 1129(a)(6) of the Bankruptcy Code is not

applicable as Columbia's current business does not involve the establishment of

rates over which any regulatory commission has jurisdiction.    As a public

utility holding company, Columbia is however, registered and regulated by the

SEC under the HCA.  The SEC, exercising its authority under Sections 11(f) and

(y) of HCA, has issued a "Memorandum Opinion and Order Approving Plan of

Reorganization of Registered Holding Company Under Section 11(f) and Registered

Holding Company's Participation in Subsidiary's Plan of Reorganization and

Related Transactions", dated August 25, 1995. Entry of this Order followed extensive public notice in accordance with the SEC's procedures, and no objections were received.

                 v.       As required by Section 1129(a)(7) of the Bankruptcy

Code, with respect to each impaired or deemed impaired Class of Claims against or Interests in Columbia, each holder of a Claim or Interest in such impaired or deemed impaired Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the

Effective Date, that is not less than the amount such holder would receive or retain if Columbia were liquidated on the Effective Date under Chapter 7 of the

Bankruptcy Code.

                 w.       As indicated by the Plan Vote Certification and as

established on the record at the Confirmation Hearing, each impaired or deemed impaired Class of Claims or Interests has voted to accept the Plan in accordance with Sections 1124 and 1126 of the Bankruptcy Code, with the result that Section 1129(a)(8) of the Bankruptcy Code is satisfied and the "cram down"

provisions of Section 1129(b) of the Bankruptcy Code are not applicable.

                 x.       The Plan provides for treatment of Allowed

Administrative Claims, and Allowed Priority Tax Claims pursuant to Sections

507(a)(1) and 507(a)(8) of the Bankruptcy Code in accordance with Section

1129(a)(9) of the Bankruptcy Code, except to the extent that the holder of a particular Claim has agreed to a different treatment.

                 y.       With respect to the Priority Tax Claims of the IRS

which are the subject of the IRS Order, Columbia shall pay such Claims over a period not to exceed six years from the date of assessment of such Claims,

together with interest, pursuant to the terms of the IRS Settlement Agreement and the IRS Order.  The Plan specifically sets forth the terms of payment on such Claims.

                 z.       As required by Section 1129(a)(10) of the Bankruptcy

Code, and as demonstrated by the Plan Vote Certification, at least one Class of

Claims or Interests that is impaired under the Plan has accepted the Plan,

determined without including any acceptance of the Plan by any insider.

                 aa.      The Plan is feasible.  Based on the record

established at the Confirmation Hearing, Columbia has demonstrated its ability to meet its financial obligations under the Plan and continue its business in the ordinary course.  As required by Section 1129(a)(11) of the Bankruptcy

Code, confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Columbia.

                 bb.      As required by Section 1129(a)(12) of the Bankruptcy

Code, Section III.A.1.d of the Plan provides that all Administrative Claims for fees payable pursuant to Section 1930 of title 28 of the United States Code, 28

U.S.C. Section 1930, which are unpaid as of the Effective Date will be paid in cash on the Effective Date.

                 cc.      Consistent with Section 1129(a)(13) of the Bankruptcy

Code, Section IV.K of the Plan provides for all employee and retiree benefit plans and programs in existence as of the Petition Date including the

Retirement Plan, but excluding the LESOP portion of the employee thrift plan,

to continue in existence after the Effective Date, and Columbia shall continue to pay retiree benefits (as defined in Section 1114(a) of the Bankruptcy Code)

at the level established by the terms of such retiree benefit plans for the duration of the period Columbia has obligated itself to provide such benefits.

                 dd.      The Plan is the only plan of reorganization for

Columbia pending before this or any other Court.

                 ee.      The primary purpose of the Plan is not the avoidance

of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, as amended (15 U.S.C. Section 77e).

                 ff.      The record established at the Confirmation Hearing

demonstrates that all conditions precedent to confirmation of the Plan have been satisfied, are concurrently satisfied either by entry of this Confirmation

Order and an order of this Court confirming the TCO Plan, and as applicable, an order of the District Court, or have been modified with the necessary consents,

if any, having been obtained from the Equity Committee and/or the Creditors'

Committee.

                 gg.      Columbia has stated that it believes that all

conditions precedent to the Effective Date of the Plan, as set forth in Section

VIII.B of the Plan, will occur or be duly waived.

                 hh.      Pursuant to Section 1125(e) of the Bankruptcy Code,

Columbia shall not be liable on account of its solicitation of acceptances of the Plan and its issuance and distribution of New Indenture Securities, DECS,

New Preferred Stock and Common Stock pursuant to the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, for any violation of applicable law, rule or regulation governing the solicitation of acceptances of a plan of reorganization or the offer, issuance, sale or purchase of securities.

                 ii.      Pursuant to Section 1145(a)(1) of the Bankruptcy

Code, the offering, issuance and distribution of New Indenture Securities,

DECS, New Preferred Stock and Common Stock by Columbia in exchange for Claims against and Interests in Columbia shall be exempt from Section 5 of the

Securities Act, and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                 jj.      Pursuant to and to the fullest extent permitted by

Section 1145 of the Bankruptcy Code, the resale of any New Indenture

Securities, DECS, New Preferred Stock and Common Stock shall be exempt from

Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.


                             SETTLEMENT AGREEMENTS

                 kk.      Pursuant to Section 1123(b)(3) of the Bankruptcy Code

and Bankruptcy Rule 9019(a), the Plan provides for the settlement of Claims against Columbia and its Estate, the approval of which are either conditions to confirmation of the Plan or otherwise sought by Columbia in connection with confirmation (the "Settlement Agreements").  The Settlement Agreements include but are not limited to (i) the settlement of the Intercompany Claims Litigation and other TCO creditor-related disputes through the Columbia Omnibus

Settlement, (ii) the settlement of disputes relating to the calculation and allowance of post-petition interest on Borrowed Money Claims and related issues, (iii) the settlement of the LESOP Action, and (iv) the Class Action

Settlement.

                 ll.      In determining that the Settlement Agreements

embodied in the Plan represent fair, equitable and reasonable compromises of

Claims filed or asserted against Columbia, are in the best interests of the

Estate, and are hereby approved, the Court has considered the following factors: (i) the probability of ultimate success on the merits if settled issues were instead litigated; (ii) the difficulties, if any, to be encountered in the matter of collection; (iii) the complexity of the litigation involved,

and the expense, inconvenience and delay necessarily attendant to continued litigation; (iv) the paramount interest of creditors as evidenced by, inter alia, the limited number, and nature of objections filed,

if any, to the Settlement Agreements and the acceptance of the Plan by an overwhelming majority of the holders of Claims and Interests; (v) that the

Settlement Agreements are, in each instance, the product of extensive arms-length negotiations among Columbia, the Equity Committee, the Creditors'

Committee and, as applicable to the specific Settlement Agreement, numerous other parties-in-interest, and (vi) whether the value of the Settlement

Agreement falls within the reasonable range of litigation possibilities.  See,

e.g., In re Allegheny Int'l, Inc., 118 B.R. 282, 309-310 (Bankr. W.D. Pa.

1990); Protective Comm.  Stockholders of TMT Trailer Ferry, Inc. v. Anderson,

390 U.S. 414, 424-45 (1968); In re Justice Oaks II, Ltd., 898 F.2d 1544, 1549

(11th Cir.), cert. denied, 498 U.S. 959 (1990).  With respect to the Class

Action Settlement, on November 3, 1995 the District Court for the District of

Delaware following due notice and a full hearing, signed an order approving the

Class Action Settlement as fair, reasonable and adequate.

                 mm.      In determining that each of the Settlement Agreements

embodied in the Plan is fair and equitable and should be approved, the Court considered, inter alia, the record of the Confirmation Hearing and the record of this Reorganization Case.

SETTLEMENT OF THE INTERCOMPANY CLAIMS LITIGATION
AND OTHER TCO CREDITOR RELATED DISPUTES THROUGH
THE COLUMBIA OMNIBUS SETTLEMENT

                 nn.      On March 18, 1992, the TCO Creditors' Committee,

pursuant to the terms of a stipulation approved by this Court during the preceding month, filed on behalf of TCO a complaint against Columbia and CNR

(the "Intercompany Complaint") which sought, inter alia, (i) the equitable subordination of Columbia's claims against the TCO estate to the claims of

TCO's other creditors, (ii) the recharacterization of Columbia's secured advances to TCO during the subject period as equity contributions, (iii) the avoidance of certain transfers made to CNR, and of liens granted to Columbia and (iv) the avoidance of dividends and debt paid by TCO to Columbia.  The TCO

Customers' Committee joined with the TCO Creditors' Committee in the prosecution of the Intercompany Claims.  A proof of claim was filed on behalf of TCO by the TCO Creditors' Committee against Columbia based upon the

Intercompany Claims.

                 oo.      Columbia vigorously contested the allegations

asserted in the Intercompany Complaint.  The Equity Committee and the

Creditors' Committee intervened as defendants in the litigation.  The ensuing litigation and disputes over the issues raised in the Intercompany Claims

Litigation prolonged and complicated the reorganization cases of both Columbia and TCO.  Those cases are linked principally because Columbia requires the resumption of payments due to it on its claims against TCO in order for

Columbia to meet its own debt service requirements.  As a result of the

Intercompany Claims Litigation, the validation of Columbia's claims against TCO was delayed.  The position of the parties at trial presented a potential range of outcomes of the Intercompany Claims Litigation with a range of loss of value by Columbia from zero to in excess of $1.0 billion.  The actual benefit of any such recovery by TCO to unaffiliated creditors of TCO however, would be dependent upon other aspects of the plans of reorganization for TCO, and

Columbia, including the tax consequences thereof, and upon fluctuating market conditions.  Given the magnitude of the amounts at stake, appeals from any decision by the District Court would be almost certain and would further delay the achievement of reorganization for Columbia and TCO.  Accordingly, only a global settlement of all issues relating to the Intercompany Claims will permit a prompt emergence of Columbia and TCO from Chapter 11 proceedings.

                 pp.      A trial on the Intercompany Claims was completed

before the District Court in October 1994.  While District Court Judge Farnan

was preparing his decision, he was asked by the parties not to issue his ruling pending these confirmation proceedings.

                 qq.      Pursuant to the Columbia Omnibus Settlement, which is

defined in Section I.A.31 of the Plan, the numerous legal and factual issues raised by the Intercompany Claims Litigation are settled, and the Intercompany

Claims are fully satisfied, released and discharged. The approval of the Columbia Omnibus Settlement is a condition precedent to confirmation of the

Plan for Columbia, and of the TCO Plan, and is the cornerstone of both the Plan and the TCO Plan.  The Columbia Omnibus Settlement facilitates the reorganization of Columbia and TCO without further extended delay.

                 rr.      In addition to settling the Intercompany Claims

Litigation, the Columbia Omnibus Settlement provides other substantial benefits to Columbia including, inter alia, (i) the retention by Columbia of the equity of Reorganized TCO, and (ii) a basis for the resolution of other significant issues affecting the TCO estate, including a basis for TCO's producer creditors and customer creditors to settle their respective Claims.

                 ss.      The settlement of the Intercompany Claims Litigation

and the Columbia Omnibus Settlement are collectively the result of arduous arms-length negotiations among Columbia, TCO, their respective official committees and certain other interested parties.  As evidenced by the arguments of counsel at the Confirmation Hearing, the TCO Committees and the Creditors'

Committee and Equity Committee fully support the resolution of all issues raised by the Intercompany Claims Litigation, and other TCO creditor-related disputes in the manner provided for by the Columbia Omnibus Settlement.

Columbia has demonstrated that the terms of the settlement of the Intercompany

Claims Litigation and the Columbia Omnibus Settlement are fair, equitable and reasonable and that the benefits of these settlements greatly outweigh the risks and any rewards inherent in continuing to litigate these issues.

                 tt.      In accordance with Section 1123(b)(3) of the

Bankruptcy Code and Bankruptcy Rule 9019(a), approval of the settlement of the

Intercompany Claims Litigation and the Columbia Omnibus Settlement is in the

best interests of Columbia, its Estate, its Creditors and Stockholders.

SETTLEMENT OF BORROWED MONEY CLAIMS

                 uu.      The majority of the Claims filed against Columbia are

unsecured Claims for amounts due under a number of short-term and long-term borrowing arrangements, including: (i) Debenture Claims and Medium Term Note

Claims under the 1961 Indenture, (ii) Claims under the $500 Million Credit

Agreement (other than the Auction Note Debt Claims), (iii) Claims under the

$750 Million Credit Agreement, (iv) Commercial Paper Claims, (v) Auction Note

Debt Claims, (vi) Bid Note Claims, (vii) Claims under the Rate Swap Agreement,

and (viii) Claims by the holders of the LESOP Debentures issued in connection with the LESOP, including claims under the LESOP Guaranty (collectively, the

"Borrowed Money Claims").

                 vv.      During the course of the Reorganization Case,

disputes arose among Columbia and its Professionals, the Equity Committee, the

Creditors' Committee, certain individual creditors, and their respective professional advisors regarding the quantification and treatment of the

Borrowed Money Claims against Columbia in respect of, inter alia, (i) the entitlement of the holders of such Claims to post-petition interest and interest on interest, (ii) the rate and applicability of compounding to any post-petition interest and interest on interest to be distributed, and (iii)

the entitlement of the holders of certain issues of Medium Term Notes and

Debentures to call premiums or pre-payment penalties.

                 ww.      Section III.C.3 and Exhibit G of the Plan set forth a

proposed settlement of the issues raised with respect to the Borrowed Money

Claims (the "Borrowed Money Claims Issues"), which will avoid costly and protracted litigation likely to cause a significant delay in Columbia's reorganization.  The proposed compromise embodied in the Plan provides for distributions in respect of post-petition interest and interest on interest to be made on Allowed Borrowed Money Claims in the manner set forth in Exhibit G to the Plan.  No distributions are to be made in respect of call premiums or pre-payment penalties.

                 xx.      The settlement of these issues is the result of

arms-length negotiations and the benefits of the settlement far outweigh the risks, costs and delays inherent in litigating these issues.  Additionally, by virtue of their acceptance of the Plan (as evidenced by the Plan Vote

Certification), the holders of Borrowed Money Claims in Class 3.2 have overwhelmingly consented to the treatment provided to them under the Plan, as such treatment is reflected in Sections

III.C.3 and Exhibit G to the Plan.

                 yy.  In accordance with Section 1123 (b)(3) of the Bankruptcy

Code and Bankruptcy Rule 9019(a), Columbia has demonstrated that the terms of the settlement of the Borrowed Money Claims Issues as set forth in Section

III.B.3 and Exhibit G to the Plan are fair, equitable, reasonable and in the best interests of Columbia, the Estate, its Creditors and Stockholders.

THE LESOP ACTION SETTLEMENT

                 zz.      The LESOP Indenture Trustee filed a proof of claim

against Columbia in February 1992 based on Columbia's obligations under the

LESOP Guaranty. In March 1993, the LESOP Indenture Trustee commenced a lawsuit against Columbia alleging, inter alia, tortious interference with contract and breach of its duty.  The complaint asserts that Columbia contravened the

Employees' Thrift Plan of Columbia Gas System, as Amended and Restated

Effective July 1, 1994 (the "Thrift Plan") for eligible employees of Columbia's subsidiaries, by directing the LESOP Thrift Plan Trustee to use contributions from participating employers for purposes other than to pay the debt service on the LESOP Debentures (the "LESOP Action").

                 aaa.      Columbia filed a motion for summary judgment which

was denied in its entirety by this Court in a Memorandum Opinion and Order dated March 24, 1994. The

District Court has affirmed this Court's denial of Columbia's summary judgment motion.

                 bbb.      Columbia and the LESOP Indenture Trustee have

negotiated a settlement of all of the issues raised by the LESOP Action (the

"LESOP Action Settlement"), the terms of which are set forth in Section V.H of the Plan.

                 ccc.      The LESOP Action Settlement avoids the continuation

of litigation over difficult legal issues and has been negotiated at arms-length by the parties.  Additionally, by virtue of their acceptance of the

Plan (as evidenced by the Plan Vote Certification) the overwhelming majority of

Columbia's Creditors and Stockholders that voted on the Plan, including the holders of LESOP Debentures, have consented to the terms of the LESOP Action

Settlement.

                 ddd.      In accordance with Section 1123(b)(3) of the

Bankruptcy Code and Bankruptcy Rule 9019(a), Columbia has demonstrated that the terms of the LESOP Action Settlement as set forth in Section V.H of the Plan are fair, equitable, reasonable and in the best interests of Columbia, its

Estate, its Creditors and Stockholders.

THE CLASS ACTION SETTLEMENT AND
DISMISSAL OF THE DERIVATIVE CLAIMS


                 eee.      After the June 19, 1991 announcement of  Columbia's

financial difficulties, seventeen complaints including suits purporting to be class actions or alleging claims common to the purported class actions were filed in the District Court. These actions were eventually consolidated before the District Court (the "Class Action"). Although sixteen of seventeen complaints purported to be class actions, as of the Petition Date,

no class had been certified with respect to the Class Action.  The Class Action complaints named as defendants Columbia, members of Columbia's board of directors as of June 1991, certain officers, Columbia's independent public accountants and Columbia's underwriters for its 1990 common stock offering

(collectively, the "Defendants").

                 fff.     The complaints alleged violations of Sections 11,

12(2) and 15 of the Securities Act of 1933, Sections 10(b), 20(a) and Rule

10b-5 of the Securities Exchange Act of 1934, negligent misrepresentations, and state and common law fraud and deceit.  The complaints generally asserted that the Defendants publicly made material misleading statements during the relevant class periods (from February 28, 1990 to June 18, 1991) concerning Columbia's financial condition and failed to disclose material facts which rendered other statements misleading.  Litigation of the Class Action before the District

Court as to Columbia was stayed by operation of the automatic stay, and as to the non-Columbia Defendants by virtue of a series of stipulations.

Approximately 29 individual proofs of claim were filed against Columbia based upon allegations described in the complaints filed in the Class Action.  Three related proofs of claim on behalf of purported classes of shareholders and debenture holders injured during the
class period, including two class proofs of claim filed by lead counsel for the plaintiffs in the Class Action ("Lead Class Action Counsel") were also filed

against Columbia.   Various of the Defendants also filed Claims against

Columbia for indemnification relating to the Class Action.

                 ggg.      Columbia has denied any liability on its part or on

the part of other Defendants in the Class Action with respect to any Claims asserted against Columbia, or other claims based on the same or similar allegations giving rise to the Class Action.  Litigation over the issues related to the Class Action has prolonged and complicated resolution of the

Reorganization Case and will continue to do so unless there is a global settlement of all issues relating to the Class Action.

                 hhh.      In addition to the Securities Claims, three

derivative suits were filed in the Court of Chancery in and for New Castle

County, Delaware (the "Delaware Chancery Court") in mid-1991.  These suits,

which were subsequently consolidated, allege that certain present and former directors of Columbia breached their fiduciary duties to Columbia in the events preceding June 1991 (collectively, the "Derivative Action").

                 iii.      Sections III.B.4, III.D and V.I of the Plan embody

the terms of the Class Action Settlement as set forth in the Stipulation of

Settlement negotiated at arms-length by the parties to the Class Action and the

Agreement Among Contributors dated as of July 18, 1995, providing for contributions to the Settlement Fund for the Class Action Settlement. Pursuant

to those agreements and subject to this Court's approval of Columbia's participation in the Class Action Settlement and Agreement Among Contributors,

Columbia and certain other Defendants will establish a Settlement Fund of $36.5 million (approximately $16.5 million of which will be contributed by Columbia).

Columbia's primary D&O Insurance carrier has agreed to make a substantial contribution toward the Settlement Fund subject to this Court authorizing and directing, inter alia, (i) Columbia and the plaintiffs to the Derivative Action to undertake to dismiss with prejudice the Derivative Action and (ii) Columbia and the officers and directors releasing the D&O Insurance carriers from their policy obligations in respect of the Class Action and the Derivative Action.

Columbia has agreed to the proposed Class Action Settlement, inter alia, (i) to facilitate its emergence from reorganization at the lowest cost, (ii) to permit the continued operation of Reorganized Columbia's businesses unhindered by expensive litigation and by the distractions relating to the continued

prosecution of the Class Action, and (iii) to avoid the potential for an adverse judgment.

                 jjj.     Section V.F of the Plan provides for the dismissal by

the Debtor of the Derivative Action, for the execution of Mutual Releases by and between the Debtor and the defendants in the Derivative Action, and for an injunction preventing all named plaintiffs from pursuing or prosecuting the Derivative Claims. In addition, the D&O insurance carriers are to be released from their policy obligations in respect of the subject matters of the Class Action and the Derivative Action, and Reorganized Columbia is to

execute the Hold Harmless Agreement and the Undertaking.  After balancing the benefits received pursuant to the Class Action Settlement, the costs likely to be incurred by Columbia and the benefits from continuation of the Derivative

Action, and it appearing that the plaintiffs to the Derivative Action consent to the relief requested, the Court finds that continuation of the Derivative

Action is unlikely to lead to any additional net benefit to the Estate, and that the dismissal of the Derivative Action, and the execution of the Mutual

Releases, the Hold Harmless Agreement and the Undertaking are in the best interests of the Estate.

                 kkk.      This Court entered an order dated July 17, 1995

lifting the automatic stay of the Class Action against Columbia to, inter alia,

permit proceedings in the District Court to go forward in respect of implementing the Class Action Settlement.  A District Court-approved Notice of

Class Action Certification, Proposed Settlement of Class Action, Fairness

Hearing, Right to Appear and Notice of Nominees dated August 1, 1995 was subsequently disseminated.  Notice of the Class Action Settlement was widely published.  It is a condition to confirmation and consummation of the Plan that pursuant to Rule 23 of the Federal Rules of Civil

Procedure, the District Court shall have entered or shall concurrently enter an order and judgment (which has not been vacated, reversed or stayed) approving the Class Action Settlement.

                 lll.      Pursuant to an order of the District Court dated

November 2, 1995 (the "Fairness Order"), following a full hearing in that Court on October 16, 1995, the terms of the Class Action Settlement have been determined to be fair, reasonable and adequate.  Further, Columbia has demonstrated to this Court that pursuant to Section 1123(b)(3) of the

Bankruptcy Code and Bankruptcy Rule 9019(a), approval of Columbia's participation in and implementation of the Class Action Settlement is in the best interests of Columbia, its Estate, its Creditors and Stockholders.

                 mmm.     The Stipulation of Settlement has not been terminated

by Columbia and the other Defendants to the Class Action.

                 nnn.     Each holder of a Securities Claim that timely submits

a Proof of Claim and Release Form in the District Court in compliance with and as described in the Class Action Settlement Documents is a member of Class 4 under the Plan, a Class which is unimpaired under the Plan as each member of the Class will be entitled to receive, in complete compromise, release, and full satisfaction of its Securities Claims, its share of the Settlement Fund remaining after the payment of counsel fees and costs of administration in accordance with the Fairness Order.

STATUS OF OPT-OUT SECURITIES CLAIMS

                 ooo.  As of October 6, 1995, the Claims Administrator under the Class Action Settlement Documents has received ninety-one (91) Opt-out

Forms purporting to be complete and properly submitted in compliance with the procedures established by the Class Action Settlement Documents.  Of the forms timely received, there appear to be only seven claimants representing holdings of approximately 742 shares of Columbia Common Stock, who, assuming their

Opt-out Forms are determined to be complete and properly submitted, are members of Class 7.

                 ppp.      The motion of Columbia filed with the Court, dated

October 10, 1995, seeking approval of the proposed form of Notice of the

Confirmation Hearing to be transmitted to holders of Class 7 Claims, sets forth

Columbia's election to (i) pay each holder of a Class 7 Claim, when and if such

Claim is ultimately Allowed, in cash and (ii) treat Class 7 as an unimpaired

Class of Claims under the Plan.  Holders of Class 7 Claims are, therefore, not entitled to vote on the Plan.

                 qqq.      As required by the Bankruptcy Code, and in

accordance with the Confirmation Procedures Order and the Class 7 Procedures

Order, holders of Class 7 Claims received adequate notice and disclosure in connection with (i) the Confirmation Hearing, (ii) the treatment afforded to such creditors under the Plan and (iii) the deadline for objecting to confirmation of the Plan.

                           MODIFICATIONS TO THE PLAN


                 rrr.      The modifications to the Plan proposed by Columbia

prior to, at or in connection with the Confirmation Hearing (the "Plan

Modifications") have been reviewed and consented to by the Equity Committee and the Creditors' Committee.  The Plan Modifications do not adversely change the treatment of the Claim of any Creditor or the Interest of any Stockholder who

has not in writing accepted the proposed Plan Modifications.  Therefore, in accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019,

the Plan is deemed accepted by all Creditors and Stockholders who have previously accepted the Plan.

                 FINDING THAT THE PLAN IS CONFIRMABLE BASED ON ALL OF THE

FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, THE COURT ORDERS THAT:

                 1.       The Plan and each of its provisions, as modified to

the limited extent set forth herein, are hereby confirmed in accordance with

Section 1129 of the Bankruptcy Code.

                 2.       The Plan is hereby deemed modified as follows:

                 (a)      Section I; Defined Terms, Rules of
                          Interpretation, Computation of Time
                          and Governing Law; Defined Terms

                 Section I.A.30 of the Plan is hereby amended and modified by deleting the text thereof and by replacing it with the following text:

                          "'Columbia Guaranty' means the guaranty by Columbia and Reorganized Columbia of the full and prompt payment by TCO and Reorganized TCO of any and all distributions required to be made under the TCO Plan as the same has been modified by the order of this Court confirming the TCO Plan, other than payments in respect of post-petition operational liabilities incurred by TCO in the ordinary course of business during the pendency of the TCO Proceeding and Class 4 claims under the TCO Plan."

                 (b)      Section II.C.3.a; Classes of Claims and
                          Interests; Borrowed Money Claims; Other
                          Borrowed Money Claims.

                 Section II.C.3.a. of the Plan is hereby amended and modified by deleting the text thereof and by replacing it with the following text:

                 a.       Class 3.1 - Borrowed Money Convenience Claims
                          "Class 3.1 consists of all Claims (i) the principal amount of which, as of the Ledger Closing Date, did not exceed $20,000 and that, but for such monetary limitation, would be classified in Class 3.2; provided, however, that Class 3.1 shall also consist of those Claims (ii) the principal amount of which, as of the Record Date, did not exceed $20,000, to the extent not duplicative of a Claim in (i) above."

                 (c) Section III.A.1.b; Treatment of Unclassified Claims; Administrative Claims; Post-Petition Operational Claims

                 Section III.A.1.b of the Plan is hereby amended and modified by deleting "." at the end of the paragraph and by adding the following text at the conclusion of Section III.A.1.b as follows:

                          "; provided, however, that each Administrative Claim of the IRS for taxes shall be paid on the later of
                          (i) the Effective Date, (ii) the 30th day after the date such Administrative Claim becomes an Allowed Claim, or

                          (iii) as otherwise agreed between Reorganized
                           Columbia and the IRS."

                 (d) Section X.B; Discharges, Releases, Settlement of Claims and Injunction; Injunction

                 Section X.B of the Plan is hereby amended and modified by

adding the following text to the end of the first full paragraph thereof:

                          "In the event of a default under the Plan with respect to payments to the IRS, nothing in the Plan or the Confirmation Order shall be construed as prohibiting the IRS from enforcing any rights it may have under applicable law, provided, however, that this provision shall not be deemed to define or expand any such rights that may be held by the IRS."

                 (e) Section X.D; Discharges, Releases, Settlement of Claims and Injunction; Releases

                 Section X.D of the Plan is hereby amended and modified by

deleting the words "that, such releases shall not be effective as to" after the words "provided, however," in the ninth line from the end of the first full paragraph thereof, and replacing such text with the following text:

                          "that nothing herein shall be construed to release the Releasees from. . ."

                 (f)      Exhibit F. to the Plan; New Indenture
                          Securities Pricing Formula; Pricing.


                 Section G. of Exhibit F to the Plan is hereby amended and

modified by deleting the second full paragraph thereof and replacing it with the following text:

                          "The specific debt issues in each Basket shall be identified to the Pricing Agents no later than 4 business days before the commencement of Basket pricing. Prices of each Issue shall be the average
                          (mean) of
                          prices provided by the agents after the highest price and the lowest price are excluded."

                 3.       For the reasons set forth on the record of the

Confirmation Hearing, each and every Confirmation Objection, to the extent not withdrawn, is overruled.

                 4.       Pursuant to Section 1141(a) of the Bankruptcy Code,

the Plan and its provisions are binding upon Columbia, Reorganized Columbia,

any entity acquiring property under the Plan, any holder of a Claim against or

Interest in Columbia, and any other party-in-interest in the Reorganization

Case, and any heir, executor, administrator, successor and assign thereof,

regardless of whether the Claim or Interest of such holder or obligation of any party-in-interest is in a Class that is impaired under the Plan, regardless of whether such Creditor, Stockholder or other party-in-interest has accepted the

Plan, and regardless of whether such Creditor, Stockholder or other party-in-interest has filed a proof of claim.

                 5.       Subject to the provisions of the Plan and this

Confirmation Order, Columbia will, as Reorganized Columbia, continue to exist after the Effective Date, as a Delaware corporation with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law.

                 6.       Consistent with the Plan, the following agreements

and documents, substantially in the form of the agreement and documents which are annexed as Exhibits to the Plan or which were introduced into evidence at the Confirmation Hearing in substantially final form, including all the exhibits, attachments and schedules annexed thereto,

and all terms and provisions thereof (collectively, the "Reorganization

Documents"), are hereby approved in all respects:

                          a.      Restated Certificate of Incorporation of The

                                  Columbia Gas System, Inc.;

                          b.      The New Indenture and Forms of Supplemental

                                  Indenture;

                          c.      Certificate of the Powers, Designations,

                                  Preferences and Rights of the [$  ]

                                  Convertible Preferred Stock;

                          d.      Certificate of the Powers, Designations,

                                  Preferences and Rights of the [   ] %

                                  Preferred Stock;

                          e.      Form of Mutual Release referred to in Section

                                  V.F of the Plan;

                          f.      Stipulation of Settlement dated as of July

                                  18, 1995 and the related Agreement Among

                                  Contributors dated as of July 18, 1995;

                          g.      The Hold Harmless Agreement;

                          h.      The Undertaking;

                          i.      The Federal Release Agreement dated as of

                                  July 18, 1995;

                          j.      The Underwriters Agreement.

                 7.       Columbia and Reorganized Columbia, and their

directors, officers and agents are hereby authorized to enter into, execute,

deliver, file and/or implement the Reorganization Documents and other documents and instruments substantially consistent therewith or incidental thereto and any amendments, supplements or modifications to such Reorganization Documents as therein provided, and to take such other steps and perform such other acts as may be necessary to implement and effectuate the Reorganization Documents,

the Plan, all other related instruments and documents and this Confirmation

Order, and to satisfy all other conditions precedent to the implementation and effectiveness of the Plan.

                 8.       Without affecting the generality of the preceding

paragraph, Columbia is hereby authorized to (a) issue (i) the DECS, New

Preferred Stock and the New Indenture Securities pursuant to the Plan, (ii)

additional securities which may be used to provide funds to redeem some or all of the DECS and New Preferred Stock within the 120 day period following the

Effective Date and (iii) equity securities that might be issued pursuant to the

Plan or the TCO Plan; and (b) to implement the transactions contemplated by

Sections III.B.3.d and III.B.3.e of the TCO Plan, as amended by the order of this Court confirming the TCO Plan.

                   APPROVAL AND IMPLEMENTATION OF SETTLEMENTS

                 9.       The settlement and release of the Intercompany Claims

in the manner provided for by the Plan, and more specifically, in accordance with the Columbia Omnibus Settlement embodied in the Plan and the TCO Plan is hereby approved as being fair, equitable and in the best interests of Columbia and its Estate.  Columbia or Reorganized Columbia, as applicable, Columbia

Natural Resources, Inc., the plaintiffs and the intervenors in the Intercompany

Claims Litigation are authorized and directed to perform their obligations under the settlement of the Intercompany Claims, including but not limited to filing the Stipulation of Dismissal with Prejudice with the District Court, and taking such actions as may be necessary by its terms to obtain District Court approval thereof.

                 10.      As of the Effective Date, and subject to confirmation

of the TCO Plan and the Stipulation of Dismissal with Prejudice becoming effective according to its terms, the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the

Intercompany Claims shall be settled, released and discharged in their entirety, provided, however, that the entry of this Confirmation Order shall not affect the District Court's retention of jurisdiction with respect to the order of the District Court dated October 4, 1995 rendered on the Motion to

Unseal Judicial Records filed by the TCO Customers' Committee.

                 11.      The Columbia Omnibus Settlement is hereby approved as

being fair and equitable and in the best interests of Columbia and its Estate.

Columbia and Reorganized Columbia, as applicable, are authorized and directed to perform their obligations under the Columbia Omnibus Settlement including but not limited to (i) providing the Columbia Customer Guaranty and the

Columbia Guaranty, and (ii) as provided for by Section V.E of the Plan,

authorizing the issuance and sale of such shares of Common Stock to or for the account of Reorganized TCO as may be required by Reorganized TCO to fulfill distribution obligations to certain creditors under the TCO Plan and enter into one or more Facilities (as defined and described below).

                 12.      In accordance with the Borrowed Money Claims

Settlement, the specific method of calculating post-petition interest for each category of Borrowed Money Claim as set forth in Exhibit G to the Plan is approved.  The Allowed amount of each category of Borrowed Money Claim shall be the sum of (a) the principal amount of each Borrowed Money Claim, plus (b)

accrued pre-petition interest (or earned discount) thereon to the Petition

Date, if any, in the manner articulated in Exhibit G to the Plan (the "Allowed

Borrowed Money Claim Amount").

                 13.      The amount upon which each holder of an Allowed

Borrowed Money Claim shall be entitled to receive distributions is the aggregate of the Allowed Borrowed Money

Claim Amount and the amount of post-petition interest accrued thereon in the manner articulated in Exhibit G to the Plan (the "Borrowed Money Claim

Distribution Amount").  The value of the aggregate of the Cash Consideration,

if any, New Indenture Securities, DECS and New Preferred Stock to be

distributed to each holder of an Allowed Borrowed Money Claim as provided by the Plan in respect of the Borrowed Money Claim Distribution Amount of such holder, shall constitute substantially equivalent value to the Borrowed Money

Claim Distribution Amount of such holder.

                 14.      The LESOP Action Settlement is hereby approved as

being fair, equitable, reasonable and in the best interests of Columbia and its

Estate, and Columbia is authorized and directed to perform its obligations under the LESOP Action Settlement as set forth in Section V.H of the Plan.  As of the Effective Date, the LESOP Action shall be dismissed and the LESOP Action

Claims shall be discharged.

                 15.      Without limiting the generality of the preceding

paragraph, Reorganized Columbia is hereby authorized to terminate the LESOP and to purchase the shares of Common Stock held by the LESOP Thrift Plan Trustee in

Fund E of the LESOP Trust for cash in the manner provided for in Section V.H of the Plan.

                 16.      The LESOP Indenture Trustee shall have an Allowed

Administrative Claim for fees and expenses incurred under the LESOP Indenture in an aggregate amount not to exceed $300,000.  Pursuant to the LESOP Action

Settlement,
the LESOP Indenture Trustee waives all rights to seek further payment of fees and expenses in connection with or related to the LESOP Indenture, including,

but not limited to, the right to seek payment through an application pursuant to Section 503(b) of the Bankruptcy Code or through the exercise of the LESOP

Indenture Trustee's lien rights and the right to post-petition interest on its claim beyond the $300,000 amount.

                 17.      The Class Action Settlement and the release of the

Derivative Action Claims are hereby approved as being reasonable and in the best interests of Columbia and its Estate, and Columbia is authorized and directed to perform its obligations under the Stipulation of Settlement, the

Agreement Among Contributors, the Federal Release Agreement, the Hold Harmless

Agreement and the Undertaking.

                 18.      As of the Effective Date, each holder of a Securities

Claim, and their respective agents, heirs, executors, administrators,

representatives, trustees, successors and assigns, shall release and forever discharge Columbia, the other Defendants to the Class Action and all officers or directors of Columbia or TCO who were incumbent during any part of the Class

Period, whether or not named as Defendants as set forth in the Stipulation of

Settlement, provided, however, that such releases shall not be effective until such Claims have been paid, satisfied or otherwise disposed of in accordance with the Stipulation of Settlement and the Plan, and provided further, that this release shall not
preclude any holder of a Class 7 Claim (Opt-out Securities Claim) from pursuing any rights it may have in respect of the subject matter of the Class Action against the Defendants in the Class Action other than Columbia, or any rights against Columbia that it may have under the Plan.

                 19.      Each holder of a Securities Claim that is not a

holder of a Class 7 Claim shall not be entitled to any distribution under the

Plan.  The entitlement of any such holder to receive distributions from the

Settlement Fund shall be made in the amounts, at the times and in the manner provided for in the Class Action Settlement Documents, which documents govern all other matters concerning the Class Action and the Class Action Settlement other than as specifically provided for in the Plan, the Stipulation of

Settlement and in this Confirmation Order. Pursuant to the Stipulation of

Settlement and the Fairness Order, the Settlement Fund shall be administered by and be subject to the jurisdiction of the District Court.

                 20.      Each holder of a Securities Claim that does not

submit a Proof of Claim and Release Form or an Opt-out Form in accordance with the procedures established pursuant to the Class Action Settlement Documents

(each, a "Non-Complying Securities Claimant"), shall have its Claim released and discharged against Columbia under the Plan and released against the other

Defendants in the Class Action and all officers or directors of Columbia or TCO who were incumbent during any part of the Class Period whether or not named as Defendants, and each Non-Complying Securities Claimant shall be forever barred from asserting any Securities Claims against Columbia and the persons identified in this paragraph.

                 21.      Pursuant to Section 541 of the Bankruptcy Code,

Columbia is authorized to terminate and dismiss the Derivative Action and any and all causes of action alleged or asserted therein, or which could have been alleged or asserted therein, based on facts known or that should have been known prior to Confirmation, such termination being in the best interests of

Columbia and the Estate.  On or after the Effective Date, the Derivative Action shall be dismissed with prejudice and without costs, and each defendant in the

Derivative Action shall execute and deliver to Columbia or Reorganized Columbia a Mutual Release (a "Releasing Defendant").  On and after the Effective Date,

Reorganized Columbia shall execute each Mutual Release executed and delivered to Columbia or Reorganized Columbia by a Releasing Defendant.  Gerson Werner,

Harry Lewis, Columbia and the individual Defendants in the Derivative Action

(the "Derivative Parties") are hereby authorized, directed and ordered to enter into a stipulation in the form attached hereto as Exhibit "A".  The Derivative

Parties are further ordered and directed to file the stipulation with the

Chancery Court of Delaware seeking dismissal of the Derivative Action immediately upon entry of this Confirmation Order and shall promptly take all actions that
may be necessary and appropriate to execute, deliver and file such documents and instruments necessary to fully implement and effectuate the dismissal of the Derivative Action.

                 22.      Except as otherwise provided in the Plan, the Class

Action Settlement Documents, or this Confirmation Order, on the Effective Date the underwriters of Columbia's D&O Insurance shall be released from their respective policy obligations in respect of the claims and causes of action which arise from the transactions which are the subject of the Class Action and the Derivative Action.

                 23.      Pursuant to Section V.F of the Plan, and Sections

105, 1123 and 1129 of the Bankruptcy Code, in order to preserve, facilitate and implement the Class Action Settlement contemplated by and provided for in the

Plan, effective after the Effective Date, upon dismissal of the Derivative

Action, all named plaintiffs in the Derivative Action and their respective attorneys, servants, agents and representatives shall be permanently enjoined,

stayed and restrained from pursuing or prosecuting the Derivative Action against each such Releasing Defendant.

                 24.      In addition to the settlements and compromises

specifically referred to in this Confirmation Order, all other Settlement

Agreements and all other agreements provided for under the Plan, and all transactions, documents, instruments and agreements referred to therein,

contemplated thereunder or executed and delivered therewith, and any amendments or modifications thereto in substantial conformity therewith, are hereby approved, and Columbia and the other parties thereto are hereby authorized and directed to enter into them and to perform thereunder according to their respective terms.

                 25.      Columbia or Reorganized Columbia, as applicable, is

hereby authorized to enter into one or more banking facilities and obtain additional financing contemplated by or consistent with the Plan (collectively,

the "Facilities") including, but not limited to, the Revolving Credit Facility

With Citibank, N.A. and other lenders, and to execute, deliver and/or implement such Facilities and all other documents and instruments substantially consistent therewith or incidental thereto, and to take such other actions as may be necessary and appropriate to implement such Facilities.

                 26.      In accordance with the Canada Sale Agreement, and as

provided for by Section IV.A.9 of the Plan, Columbia is hereby authorized to add an additional $25 million (Cdn) to the Kotaneelee Escrow upon confirmation of the Plan, and to replace on or after the Effective Date the cash in the

Kotaneelee Escrow with one or more letters of credit.

                 27.      In accordance with the Setoff Stipulation, and as

provided for by Section IV.A.8 of the Plan, on the Effective Date, the Setoff

Funds shall be distributed by Morgan Guaranty Trust Company of New York

("Morgan Guaranty") to the applicable Disbursing Agent and the balance of the interest earned and accrued on the Setoff Funds shall be distributed by Morgan Guaranty to Reorganized Columbia.

                 28.  Columbia or Reorganized Columbia, as applicable, is

hereby authorized to release the lien it has pursuant to the TCO Indenture of

Mortgage and Deed of Trust dated August 30, 1985 and the Security Agreement dated as of June 19, 1985 on those certain oil and gas properties which were owned by TCO but subsequently transferred by TCO to CNR in 1990.

                 29.  Except as otherwise provided for in the Plan or this

Confirmation Order, consistent with Section IV.K of the Plan, all employee and retiree benefit plans or programs in existence as of the Petition Date,

including, but not limited to, the Retirement Plan, but excluding the LESOP portion of the employee thrift plan, shall continue in full force and effect after the Effective Date, subject to any right to amend, modify or terminate such retiree benefits under the terms of the applicable retiree benefit plan or applicable non-bankruptcy law.

                 30.      Except as otherwise provided in the Plan, or in any

contract, instrument, release, indenture or other agreement or document entered into or created in connection with the Plan, or this Confirmation Order, on or after the Effective Date, all property of the Estate, and any property acquired by Columbia or Reorganized Columbia under any provisions of the Plan not being held for distribution
pursuant to the terms of the Plan shall vest in and be retained by Reorganized

Columbia free and clear of all claims and interests in accordance with Sections

1141(b) and (c) of the Bankruptcy Code.  On and after the Effective Date,

Reorganized Columbia may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the

Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

                 31.      Distributions required to be made to the holders of

Allowed Claims against and to the holders of Allowed Interests in Columbia shall be made to such Persons as provided in the Plan.  Without affecting the generality of the foregoing, or the authorization set forth above, Reorganized

Columbia is hereby authorized to make distributions in respect of post-petition interest to holders of Allowed Claims to the extent and in the manner expressly provided for under Section III of the Plan.  The record date for determining which holders of Allowed Borrowed Money Claims are entitled to participate in the distributions pursuant to the Plan (the "Ledger Closing Date") is set at

5:00 p.m. Eastern Time on November 1, 1995.  The record date for determining which holders of Allowed Unclassified Claims or Class 1, Class 2, Class 6.1 or

Class 7 Claims are entitled to participate in the distributions pursuant to the Plan is set at 5:00 p.m. Eastern Time on November 1, 1995.

                 32.      Columbia and Reorganized Columbia are hereby

authorized to recognize and deal with for all purposes under the Plan, only those Persons that are holders of Borrowed Money Instruments or any Borrowed

Money Claim arising therefrom or in connection therewith as reflected on all transfer books, registers and any other records maintained by the designated transfer agents on the Ledger Closing Date.

                 33.      Except as otherwise provided in the Plan, as of the

Effective Date, upon the delivery by Reorganized Columbia to the appropriate

Disbursing Agent of all distributions to be made to holders of Allowed Claims in Classes 3.1 and 3.2, the following will be terminated, deemed null and void and of no further force and effect without further action:  (i) the Borrowed

Money Instruments, (ii) the $500 Million Credit Agreement, (iii) the $750

Million Credit Agreement, (iv) the 1961 Indenture, (v) the Rate Swap Agreement,

(vi) the Commercial Paper Master Note, (vii) the Bid Notes, (viii) the LESOP

Indenture, and (viii) any other instrument or document evidencing any Claim in

Class 3.1 or Class 3.2.

                 34.      Columbia and Reorganized Columbia are hereby

authorized to make appropriate arrangements for either crediting to brokerage accounts, or facilitating the creation of new brokerage accounts, for the purpose of
distributing the New Indenture Securities and any other securities to be issued under the Plan in non-certificated form to the Persons entitled to receive such securities under the Plan that do not hold accounts with participants of The

Depository Trust Company.

                 35.      This Confirmation Order and the SEC Report shall

constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other documents,

instruments or agreements, and other acts referred to in or contemplated by the

Plan, the Reorganization Documents, and any other documents, instruments or agreements, any amendments or modifications thereto and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

                 36.      Subject to changes in the ordinary course of

Columbia's business, pursuant to Section V.B.2 of the Plan, on the Effective

Date the following persons shall serve as members of the board of directors of

Reorganized Columbia:

                          (a)     Richard F. Albosta

                          (b)     Robert H. Beeby

                          (c)     Wilson K. Cadman

                          (d)     James P. Heffernan

                          (e)     Donald P. Hodel

                          (f)     Malcolm T. Hopkins

                          (g)     Malcolm Jozoff

                          (h)     William E. Lavery

                          (i)     Gerald E. Mayo

                          (j)     Douglas E. Olesen

                          (k)     Ernesta G. Procope

                          (l)     James R. Thomas, II

                          (m)     William R. Wilson

                          (n)     Oliver G. Richard III

Such directors shall remain in office until their successors are duly elected and qualified, or until their earlier resignation, removal or death, subject to the terms of the Restated and Amended Certificate of Incorporation, Columbia's

by-laws as amended, and the corporate laws of the State of Delaware.

                              EXECUTORY CONTRACTS

                 37.      Pursuant to Section VII.A of the Plan, and in

accordance with Section 1123(b)(2) of the Bankruptcy Code, Columbia will be deemed to have assumed as of the Effective Date each of its executory contracts which have not been previously rejected by order of this Court, including those contracts listed as being assumed on Exhibit E to the Plan, and excluding those contracts on Exhibit E to the Plan designated as contracts to be rejected.  In accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, Columbia is

directed to cure all defaults respecting each assumed executory contract, other than those set forth in Section 365(b)(2) of the Bankruptcy Code.

                 38.      The executory contracts listed on Exhibit E to the

Plan as contracts to be rejected shall be deemed rejected as of the Effective

Date.

                              OBJECTIONS TO CLAIMS

                 39.      Pursuant to Section VII.C of the Plan, any Claim for

damages arising by reason of the rejection of an executory contract will be forever barred and will not be enforceable against Columbia, Reorganized

Columbia or its successors or assigns or the properties of any of them unless

(with respect to an Administrative Claim), a request for payment, or (with respect to any other Claim), a proof of claim is filed with Poorman-Douglas, in its capacity as official claims agent, and served on Reorganized Columbia no later than thirty (30) days after the Effective Date.  Columbia reserves its right to object to any request for payment or any proof of claim filed,

provided, however, that Columbia shall file any objection to the allowance of the Claim no later than sixty (60) days after the Effective Date or as such time may be further extended by the Court.

                 40.      Except as otherwise provided in Section VI or  VII.C

of the Plan or this Confirmation Order, after the Effective Date, only

Reorganized Columbia shall have the authority to file objections, and to settle, compromise, withdraw and/or litigate to judgment objections to claims,

including but not limited to Non-Ordinary Course Administrative Claims as set forth in Section VI.B.3 of the Plan, filed by Columbia or Reorganized Columbia,

as
applicable.  Reorganized Columbia shall file all such objections to claims no later than one hundred and twenty (120) days after the Effective Date or as such time may be further extended by the Court.

                               PROFESSIONAL FEES

                 41.      Applications for final allowance of compensation and

reimbursement of expenses by Professionals or other Persons  pursuant to

Sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered before the Effective Date, including compensation requested pursuant to Section

503(b)(4) for making a substantial contribution in the Reorganization Case

("Final Fee Applications") shall be filed within sixty (60) days after the

Effective Date, provided, however, that any Professional or other Person that fails to timely file an application for final allowance shall be forever barred from asserting such Claims against Columbia or Reorganized Columbia, provided further, that any Professional that is subject to the Administrative Fee Order or other such order of the Bankruptcy Court as of the Effective Date may continue to receive compensation and reimbursement of expenses as provided therein for services rendered prior to the Effective Date.  Objections to such fees filed by Reorganized Columbia, the Equity Committee, the Creditors'

Committee and/or any party-in-interest to any Final Fee Application shall be due and hearings shall be held at such time and in such manner as shall be established
by a further order of the Court.  No applications for compensation need be filed for post-Effective Date services.

                 42.      Except as otherwise expressly provided in the Plan or

this Confirmation Order, the issuance of this Confirmation Order operates as a discharge, pursuant to Section 1141(d) of the Bankruptcy Code, as of the

Effective Date, of all debts of, Claims against and Interests in Columbia that arose prior to the Confirmation Date including, without limitation, any Claims for interest accrued on Claims from the Petition Date, any Securities Claims,

any LESOP Action Claims, and any Intercompany Claims.  Without limiting the generality of the foregoing, on the Effective Date, Columbia shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the

Bankruptcy Code, whether or not (i) a proof of claim based on such debt was filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (ii) a

Claim based on such debt is an Allowed Claim pursuant to Section 502 of the

Bankruptcy Code or (iii) the holder of a Claim on such debt has voted to accept the Plan.

                 43.      As to every discharged Claim, all Persons shall be

precluded from asserting against Columbia, Reorganized Columbia, or their respective successors or assigns, or the properties of any of them, any other or further Claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation

Date.

                 44.      Except to the extent otherwise provided for by

decretal paragraph 2 of this Confirmation Order, pursuant to Section X.B of the

Plan, and Sections 105, 1123 and 1129 of the Bankruptcy Code, in order to preserve and implement the settlements contemplated by and provided for in the

Plan, effective on the Effective Date, all Persons that have held, currently hold or may hold a Claim, or other debt or liability that is discharged pursuant to the terms of the Plan shall be permanently enjoined to the fullest extent permitted by law from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan or appeals, if any, from this

Confirmation Order: (i) commencing or continuing, in any manner, any action or other proceeding against Columbia, Reorganized Columbia or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against Columbia, Reorganized Columbia or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against Columbia, Reorganized Columbia or their respective properties; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Columbia, Reorganized

Columbia or their respective properties; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.

                 45.      The Court hereby approves and authorizes the releases

provided in Section X.D of the Plan.  Except as otherwise provided in the Plan or this Confirmation Order, pursuant to Section X.D of the Plan, and Sections

105, 1123 and 1129 of the Bankruptcy Code, effective on the Effective Date, any

Person will be enjoined from prosecuting, whether directly, derivatively or otherwise, any claim, debt, right, cause of action or liability which was or could have been asserted against the Releasees.

                 46.      Nothing in the Plan, this Confirmation Order or the

discharge, injunction or release provisions contained therein shall be construed as discharging, releasing or relieving Columbia, Reorganized

Columbia, or any other party, in any capacity, from liability with respect to the Retirement Plan to which such party is subject under any law or regulatory provision, provided, however, that nothing contained in the Plan or this

Confirmation Order shall preclude Reorganized Columbia from exercising its right to amend, modify, or terminate the Retirement Plan following the

Effective Date in accordance with then existing provisions of applicable law.

                 47.  In accordance with that certain Settlement Agreement

dated October 31, 1995 among Columbia and Mountaineer Gas Company and its parent or affiliated com-
panies, Allegheny & Western Energy Corporation, Eastern American Energy

Corporation, Eastern Systems Corporation and Energy Corporation of America

(collectively, "Mountaineer") approved by this Court by order dated November

13, 1995 (the "Mountaineer Settlement"), the Disputed Claims asserted against

Columbia by Mountaineer have been compromised and settled subject to consummation of the Plan and the TCO Plan, and the execution by Mountaineer and

TCO of that certain Settlement Agreement dated as of October 31, 1995 approved by the Court.  Notwithstanding anything to the contrary in the Plan or this

Confirmation Order, in accordance with the Mountaineer Settlement, inter alia,

(i) Claim Nos. 14667 and 14670 are being treated as Class 2 Claims under the

Plan in the aggregate amount of $100,000, provided, however, that Mountaineer's

Class 2 Claim shall not be entitled to post-petition interest and (ii) the two other proofs of Claims filed against Columbia are being withdrawn.

                 48.      It shall be a condition to the making of any

distribution to any Person holding any mortgage, deed of trust, statutory lien,

lien or other security interest against the property or assets of Columbia or its Estate that such Person, or that Person's agent, shall have tendered to

Columbia, Reorganized Columbia or their designated representative, a file-stamped copy of a release of lien or equivalent release document which has been recorded at the appropriate recorder's office in the jurisdiction of the liened property or shall have delivered to Columbia, Reorganized Columbia or their designated representative, any property so held.

                 49.      Pursuant to Section X.C of the Plan, Columbia,

Reorganized Columbia, their affiliates and their respective directors,

officers, employees, agents, representatives and Professionals (acting in such capacity), and the Creditors' Committee, the Equity Committee and their respective members, agents and Professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns and the Equity Committee's invitees (including their professionals) shall neither have nor incur any liability to any Person with respect to their actions or omissions in connection with the Reorganization Case, the Plan, the Disclosure

Statement and related transactions and agreements, provided, however, that this limitation of liability shall not extend to (i) any act or omission which is determined in a Final Order to have constituted gross negligence or wilful misconduct, or (ii) any violation of the securities laws except to the extent that such Person would not be liable for such violation under Section 1125(e)

of the Bankruptcy Code, or would be exempt from compliance with such securities laws pursuant to Section 1145 of the Bankruptcy Code.

                           RETENTION OF JURISDICTION

                 50.      Notwithstanding the entry of this Confirmation Order

or the occurrence of the Effective Date, in accordance with Section XI of the

Plan and the Bankruptcy Code, the Court shall retain jurisdiction for the following purposes:

                 a.       To allow, disallow, determine, liquidate, classify,

estimate, or establish the priority or secured or unsecured status of, any

Claim, including the resolution of any request for payment of any

Administrative Claim, the resolution of any disputes concerning any Disbursing

Agent Agreement and the resolution of any and all objections to the allowance or priority of Claims (including the Opt-out Securities Claims) and of post-petition interest on such Claims (including any Administrative Claim and any Priority Tax Claim);

                 b.       To grant or deny any application for allowance of

compensation or reimbursement of expenses authorized pursuant to the Bankruptcy

Code or the Plan, for periods ending on or before the Effective Date;

                 c.       To resolve any matters related to the assumption or

rejection of any executory contract or unexpired lease to which Columbia is a party or with respect to which Columbia may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

                 d.       To resolve any determinations which may be requested

by Columbia or Reorganized Columbia of unpaid or potential tax liability or any matters relating thereto under Sections 505 and

1146(d) of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

                 e.       To resolve any issues relating to distributions to

Holders of Allowed Claims pursuant to the provisions of the Plan, including the redemption of or resetting of rates and other matters with respect to the DECS and the New Preferred Stock and assertion of set-off rights by or against

Columbia;

                 f.       To decide or resolve any motions, adversary

proceedings, contested or litigated matters and any other matters and grant or deny any applications that may be pending on or commenced after the Effective

Date, that arise in or relate to the Reorganization Case or the Plan, including any determination concerning the Allowed amount, if any, of the Opt-out

Securities Claims.

                 g.       To enter such orders as may be necessary or

appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or referred to in the Plan or the Disclosure

Statement;

                 h.       To resolve any cases, controversies, suits or

disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations under or in connection with the Plan, including
determinations relating to the enforceability of the Columbia Customer Guaranty and the Columbia Guaranty and any disputes regarding compensation for those post-Effective Date services referenced in Section XII.A of the Plan, except that such retention of jurisdiction shall not apply to any cases,

controversies, suits or disputes that may arise in connection with FERC regulatory matters;

                 i.       To modify the Plan before, on or after the Effective

Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure

Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy

Court order, the Plan, the Disclosure Statement or any contract, instrument,

release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy

Code;

                 j.       To issue injunctions, enter and implement other

orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation or enforcement of the

Plan;

                 k.       To enter and implement such orders as are necessary

or appropriate if this Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated and as may be necessary or appropriate between the Confirmation Date and the Effective Date;

                 l.       To determine any other matters that may arise in

connection with or relate to the Plan, the Disclosure Statement, this

Confirmation Order, any Claim or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the

Disclosure Statement, except as otherwise provided herein;

                 m.       To resolve any disputes or any other matters relating

to the Securities Claims and the Derivative Claims; and

                 n.       To enter a final decree closing the Reorganization

Case.

                 51.      To the extent provided in Section XII.A of the Plan,

the Creditors' Committee and the Equity Committee may continue in existence after the Confirmation Date and the Professionals retained by the Creditors'

Committee and the Equity Committee may continue to be employed after the

Confirmation Date.  Upon dissolution of the Equity Committee on the Effective

Date and the Creditors' Committee on the Effective Date or such later date as permitted by Section XII.A of the Plan, the members of the Creditors' Committee and the Equity Committee, together with the invitees of the Equity Committee,

shall be released and discharged from all rights and duties arising from or related to the Reorganization Case.

                 52.      Reorganized Columbia shall remain liable to pay the

reasonable costs and expenses of the members of and the Professionals retained by the Creditors' Committee with respect to each of the services permitted to be rendered after the Effective Date by Section XII.A of the Plan and the

reasonable costs and expenses arising from the pursuit of and objections to final fee applications filed by Professionals for the Equity Committee and the

Creditors' Committee as provided in paragraph 41 hereof, upon the submission of monthly bills to Reorganized Columbia describing in reasonable detail the services provided and disbursements incurred ("Post-Effective Date Fee

Requests"). The Court shall retain jurisdiction to determine any disputes concerning Post-Effective Date Fee Requests.

                 53.      The failure to reference or discuss any particular

provision of the Plan in this Confirmation Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

                 54.      Except with respect to the modifications to the Plan

set forth herein, to the extent of any
inconsistency between the terms of the Plan and this Confirmation Order, the terms of the Plan shall govern.

Dated:   Wilmington, Delaware
         November 15, 1995





                                       \s\ Helen S. Balick
                                  --------------------------------
                                  THE HONORABLE HELEN S. BALICK
                                  CHIEF UNITED STATES BANKRUPTCY JUDGE